VBI Vaccines Granted FDA Fast Track Designation for VBI-1901 for the Treatment of Recurrent GBM

●	FDA’s Fast Track Designation for VBI-1901 underscores the significant and urgent unmet medical need for new therapies for recurrent glioblastoma (GBM) patients
●	Designation granted based on data from the Phase 1/2a study of VBI-1901 in recurrent GBM patients
●	Most recent tumor response data and overall survival (OS) data from Phase 1/2a study were presented in a poster at American Society of Clinical Oncology (ASCO) Annual Meeting, June 4-8, 2021

CAMBRIDGE, Mass. (June 8, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that the U.S. Food and Drug Administration (FDA) granted Fast Track Designation for VBI-1901, VBI’s cancer vaccine immunotherapeutic candidate for the treatment of recurrent glioblastoma (GBM) patients with first tumor recurrence. Fast Track Designation facilitates the development and expedites the review of new therapies to treat serious conditions and fill an unmet medical need.

“This Fast Track Designation provides additional medical validation and is a meaningful milestone for our development of VBI-1901 as we work to provide clinical benefit for patients who have few treatment options available today,” said Francisco Diaz-Mitoma, M.D., Ph.D., VBI’s Chief Medical Officer. “Building on the encouraging data seen to-date – including updated tumor responses and improvement in overall survival compared to historical controls as presented at ASCO – we look forward to working closely with the FDA as we progress this cancer vaccine immunotherapeutic candidate with the hope of improving outcomes for adults with recurrent GBM.”

About Fast Track Designation

The Fast Track program facilitates the expedited development and review of new drugs or biologics that are intended to: 1) treat serious or life-threatening conditions, and 2) demonstrate the potential to address unmet medical needs. A therapeutic that receives Fast Track Designation is eligible for some or all of the following: 1) more frequent meetings with FDA to discuss the development plan and data needed to support approval, 2) more frequent written communication from FDA relating to the design of the proposed clinical trials and use of biomarkers, 3) Accelerated Approval and Priority Review, if relevant criteria are met, and 4) Rolling Review, which means the company can submit completed sections of its Biologic License Application (BLA) or New Drug Application (NDA) for review by FDA, instead of waiting until all sections of the application are completed.

Fast Track Designation was granted to VBI-1901, adjuvanted with granulocyte macrophage colony-stimulating factor (GM-CSF), for the treatment of first-recurrent GBM.

ASCO 2021 Poster - Phase 2a Tumor Response Data and Overall Survival (OS) Data Update

The e-poster presentation highlighted patient-specific tumor response data and improvement in overall survival (OS) compared to historical controls across both arms:

●	Study arm 1 : VBI-1901 + granulocyte-macrophage colony-stimulating factor (GM-CSF)
○	6-month and 12-month OS : 80% (n=8/10) and 60% (n=6/10), respectively
○	2 partial responses (≥ 50% tumor reduction) and 2 stable disease observations – 40% disease control rate

●	Study arm 2 : VBI-1901 + GSK’s AS01B adjuvant system[1]
○	6-month OS : 89% (n=8/9) – 12-month OS not yet reached
○	5 stable disease observations – 50% disease control rate

With few options for recurrent GBM patients, historical control data have demonstrated overall survival to be ~60% at 6-months and ~30% at 12-months after treatment with a monotherapy.2

The e-poster can be found on the “Posters” page of the “News & Resources” section of VBI’s website.

To learn more about the ongoing Phase 1/2a study, visit clinicaltrials.gov (Identifier: NCT03382977).

About VBI-1901 and GBM

VBI-1901 is a novel cancer vaccine immunotherapeutic candidate developed using VBI’s enveloped virus-like particle (eVLP) technology to target two highly immunogenic cytomegalovirus (CMV) antigens, gB and pp65. Scientific literature suggests CMV infection is prevalent in multiple solid tumors, including glioblastoma (GBM). GBM is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for treating GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, GBM progresses rapidly and has a high mortality.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/
News and Resources: http://www.vbivaccines.com/news-and-resources/ Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

References

1. The GSK proprietary AS01 adjuvant system contains QS-21 Stimulon™ adjuvant licensed from Agenus Inc. (NASDAQ: AGEN)

2. Taal W, Oosterkamp HM, Walenkamp AME, et al. Single-agent bevacizumab or lomustine versus a combination of bevacizumab plus lomustine in patients with recurrent glioblastoma (BELOB trial): a randomized controlled phase 2 trial. Lancet Oncol. 2014; 15: 943-953

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com